Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated February 7, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of Unitil Corporation and subsidiaries on Form 10-K for the year ended December 31, 2002. We hereby consent to the incorporation by reference of said report in the Registration Statements of Unitil Corporation and subsidiaries on Form S-3 (File No. 333-42264 filed on July 26, 2000) and on Form S-8 (File No. 333-42266 filed on July 26, 2000).





                                                         /s/  GRANT THORNTON LLP


Boston, Massachusetts
March 24, 2003